Exhibit 99.2

2015
First Quarter
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) First Quarter 2015 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 13-14 of this Supplement, in the Company’s 2014 Annual Report to Shareholders, in its 2014 Annual Report on Form 10-K and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015 OVERVIEW

FINANCIAL RESULTS
•
The Company reported $1.5B of net income in Q1’15, compared to $1.4B in Q1’14. This resulted in diluted EPS attributable to common shareholders of $1.48 per share, an increase of 11% from $1.33 a year ago.

•
Total revenues net of interest expense were down 3% compared to Q1’14.  The prior-year period included the revenue from the Company’s business travel operations, which were deconsolidated as a result of the business travel joint venture transaction that closed June 30, 2014. Excluding business travel revenues from Q1’14, adjusted revenue growth was 1% in Q1’15,1 and 5% on an FX adjusted basis.2

•	Q1’15 return on average equity (“ROE”) was 29.0%.

BUSINESS METRICS
•	Worldwide billed business of $245.6B increased 3% on a reported basis and 7% on an FX adjusted basis2, compared to the prior year.

•	Worldwide Card Member loan balances of $66.8B increased 4% from $64.0B a year ago and 6% on an FX adjusted basis3, reflecting higher Card Member spending levels.

•
Worldwide lending write-off rates improved versus the prior year and increased slightly versus the prior quarter, but remained near historical lows.  The Company’s first quarter worldwide net lending write-off rate4 was 1.5%, as compared to 1.4% in Q4’14 and 1.7% in Q1’14.

	Quarters Ended March 31,		Percentage Inc/(Dec)	Percentage Inc/(Dec) FX Adjusted2
	2015	2014

Card billed business5 (billions):
United States	$169.2	$159.2	6%
Outside the United States	76.4	78.9	(3)	8%
Total	$245.6	$238.1	3	7
Total cards-in-force (millions):
United States	54.8	53.5	2
Outside the United States	57.4	54.7	5
Total	112.2	108.2	4
Basic cards-in-force (millions):
United States	42.4	41.5	2
Outside the United States	47.3	44.6	6
Total	89.7	86.1	4
Average basic Card Member spending6 (dollars):
United States	$4,316	$4,221	2
Outside the United States	$3,147	$3,392	(7)	5
Total	$4,008	$3,991	0	3

1
Adjusted revenue growth is a non-GAAP measure and excludes revenue from the Company’s business travel operations from total revenues net of interest expense in Q1’14. Adjusted revenue growth does not exclude other business travel-related items, including the equity earnings/(loss) from the joint venture in Q1’15 and impacts related to a transition services agreement that will phase out over time. Management believes adjusted revenue growth is useful in evaluating the ongoing operating performance of the Company. See Annex 1 for a reconciliation to total revenues net of interest expense on a GAAP basis.

2
As reported in this Earnings Supplement, FX adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2015 apply to the period(s) against which such results are being compared). Certain amounts included in the calculations of FX-adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The Company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

3	Worldwide Card Member loan balances on an FX adjusted basis is a non-GAAP measure. See Note 2 for an explanation of FX adjusted information.

4	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s First Quarter 2015 Earnings Release, selected statistical tables.

5	For additional information about discount rate calculations and billed business, please refer to the Company’s First Quarter 2015 Earnings Release, selected statistical tables.

6	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015 OVERVIEW

Additional Billed Business Statistics:
(Growth vs. Q1’14)
	Percentage Inc/(Dec)	Percentage Inc/(Dec) FX Adjusted7

Worldwide8
Total Billed Business	3%	7%
Proprietary billed business	2	5
GNS billed business9	7	16
Airline-related volume (9% of worldwide billed business)	(3)	2
U.S.8
Billed Business	6
Proprietary consumer card billed business 10	6
Proprietary small business billed business10	7
Proprietary corporate services billed business11	4
T&E-related volume (27% of U.S. billed business)	5
Non-T&E-related volume (73% of U.S. billed business)	6
Airline-related volume (9% of U.S. billed business)	0
Outside the U.S.8
Billed Business	(3)	8
Japan, Asia Pacific & Australia (“JAPA”) billed business	6	16
Latin America & Canada (“LACC”) billed business	(14)	(4)
Europe, Middle East & Africa (“EMEA”) billed business	(7)	8
Proprietary consumer and small business billed business12	(10)	2
JAPA billed business	(2)	10
LACC billed business	(26)	(17)
EMEA billed business	(6)	10
Proprietary corporate services billed business11	(10)	3

7	See Note 2, page 1.

8	Captions not designated as “proprietary” or “GNS” include both proprietary and Global Network Services (“GNS”) data.

9	Included in Global Network and Merchant Services (“GNMS”).

10	Included in U.S. Card Services (“USCS”).

11	Included in Global Commercial Services (“GCS”).

12	Included in International Card Services (“ICS”).

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015 OVERVIEW

Consolidated Statement of Income

(Preliminary) (Millions, except percentages and per share amounts)	Quarters Ended March 31,		Percentage Inc/(Dec)
	2015	2014
Revenues
Non-interest revenues
Discount revenue	$4,660	$4,620	1%
Net card fees	667	674	(1)
Travel commissions and fees	89	423	(79)
Other commissions and fees	619	618	0
Other	468	501	(7)
Total non-interest revenues	6,503	6,836	(5)
Net interest income	1,447	1,337	8
Total revenues net of interest expense	7,950	8,173	(3)
Provisions for losses
Charge card	174	215	(19)
Card Member loans	235	250	(6)
Other	11	20	(45)
Total provisions for losses	420	485	(13)
Total revenues net of interest expense after provisions for losses	7,530	7,688	(2)

Expenses
Marketing and promotion	609	587	4
Card Member rewards	1,640	1,582	4
Card Member services and other	261	222	18
Salaries and employee benefits	1,305	1,540	(15)
Professional services	624	692	(10)
Occupancy and equipment	434	462	(6)
Communications	88	93	(5)
Other, net	253	302	(16)
Total	5,214	5,480	(5)

Pretax income	2,316	2,208	5
Income tax provision	791	776	2
Net Income	$1,525	$1,432	6

Net income attributable to common shareholders13	$1,514	$1,420	7

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$1.49	$1.34	11

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$1.48	$1.33	11
Average Shares Outstanding
Basic	1,019	1,060	(4)
Diluted	1,023	1,067	(4)

13 Represents net income less earnings allocated to participating share awards of $11MM and $12MM for the three months ended March 31, 2015 and 2014, respectively.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015 OVERVIEW

•
Discount Revenue: Increased 1%, reflecting 3% growth in billed business volumes, partially offset by a decrease in the average discount rate, faster growth in GNS billings than in overall Company billings, increases in cash incentives, and higher contra revenues related to renewed cobrand relationship payments.

-
The average discount rate14 of 2.49% in Q1’15 decreased by 2 bps compared to 2.51%15 in Q1’14.  The decrease was driven by certain contract signings and payments to merchant partners, growth of the OptBlue program, and changes in industry mix, partially offset by the decline in Costco Canada merchant volume due to the expiration of our merchant agreement and changes in foreign exchange rates. As indicated in prior quarters, changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors will likely result in continued erosion of the average discount rate over time.

•	Net Card Fees: Decreased 1% versus Q1’14 and increased 4% on an FX adjusted basis16, primarily reflecting growth in basic cards-in-force in USCS.

•	Travel Commissions and Fees: Decreased 79% to $89MM, as the revenues from business travel are no longer consolidated in the income statement. Please see Other Items of Note for further detail.

•	Other Commissions and Fees: Remained flat versus Q1’14 and increased 9% on an FX adjusted basis17, driven in part by higher delinquency fees and Loyalty Partner revenues.

•
Other Revenues: Decreased 7% versus Q1’14, primarily driven by a prior-year gain of $45MM related to the sale of investment securities in ICBC.  Other revenues on an FX adjusted basis18 remained flat versus the prior year.

•
Net Interest Income: Increased 8% versus Q1’14, reflecting a 5% increase in average Card Member loans and lower funding costs compared to Q1’14. Net interest income divided by average loans was 8.6% and worldwide net interest yield, a non-GAAP measure, was 9.6% in Q1’15 versus 9.5% in Q1’14.19

•	Charge Card Provision for Losses: Decreased 19% due to a reserve release versus a reserve build in the prior year.

-	Worldwide Charge Card:

	Q1’15	Q4’14	Q1’14
USCS Net write-off rate20	2.2%	1.4%	1.8%
ICS Net write-off rate	1.9%	1.8%	1.9%
GCS Net loss ratio as a % of charge volume	0.10%	0.08%	0.09%

USCS 30 days past due as a % of total	1.7%	1.7%	1.8%
ICS 30 days past due as a % of total	1.6%	1.3%	1.4%
GCS 90 days past billings as a % of total	0.7%	0.8%	0.7%

Worldwide Receivables (billions)	$43.7	$44.9	$44.7
Reserves (millions)	$429	$465	$414
% of receivables	1.0%	1.0%	0.9%

14	See Note 4, page 1.

15
The average discount rate for Q1’14 reflects the change in the classification of partner payments from marketing and promotion to discount revenue as a contra-revenue item.  The previously reported rate for Q1’14 was 2.52%.  See Other Items of Note, page 8.

16	Net Card Fees on an FX adjusted basis is a non-GAAP measure. See Note 2, page 1.

17	Other Commissions and Fees on an FX adjusted basis is a non-GAAP measure. See Note 2, page 1.

18	Other Revenues on an FX adjusted basis is a non-GAAP measure. See Note 2, page 1.

19
See Annex 3 for the calculation of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company’s Card Member loan portfolio.

20
See Note 4, page 1. Q1’15 reflects a change in timing of charge-offs for receivables in certain modification programs from 180 days past due to 120 days past due beginning January 2015. Excluding the impact of the change, the net write-off rate principal only was 1.9% for Q1’15.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015 OVERVIEW

•	Card Member Loan Provision for Losses: Decreased 6% versus the prior year due to lower net write-offs, partially offset by higher loan balances.

-	Worldwide Loans:

	Q1’15	Q4’14	Q1’14
Net write-off rate21	1.5%	1.4%	1.7%
30 days past due loans as a % of total	1.0%	1.0%	1.2%

Total Loans (billions)	$66.8	$70.4	$64.0
Reserves (millions)	$1,130	$1,201	$1,191
% of total loans	1.7%	1.7%	1.9%
% of past due	163%	167%	159%

•	Other Provision for Losses: Decreased $9MM from Q1’14.

•	Marketing and Promotion Expense: Increased 4% versus a year ago. The increase reflects investments in growth initiatives predominantly in the USCS segment.

•
Card Member Rewards Expense: Increased 4%, driven by higher spend volumes within Membership Rewards and Cobrand products, as well as an increase in rewards costs related to renewed cobrand partnerships, partially offset by slower growth in the Membership Rewards ultimate redemption rate than in the prior year and a decrease in the average cost per point for Membership Rewards.

-	The Company's Membership Rewards ultimate redemption rate for program participants remained 95% in Q1’15, in line with Q4’14.

•	Card Member Services and Other Expense: Increased 18%, primarily driven by an increase in costs related to renewed cobrand partnerships.

•	Salaries and Employee Benefits Expense: Decreased 15%, predominantly driven by prior-year expenses from business travel that are no longer consolidated in the income statement.

•	Professional Services Expense: Decreased 10%, driven by prior-year expenses from business travel that are no longer consolidated in the income statement and lower legal fees.

•	Occupancy and Equipment Expense: Decreased 6%, driven by the expenses from business travel that are no longer consolidated in the income statement.

•	Communications Expense: Decreased $5MM to $88MM.

•
Other, Net Expense: Decreased 16% versus Q1’14 primarily driven by a favorable impact from the reassessment of the functional currency of certain UK legal entities and prior-year expenses from business travel that are no longer consolidated in the income statement.  This was partially offset by a favorable impact in the prior year from enhancements to the estimation process for potential losses from non-delivery of goods and services by merchants for Card Member purchases within the GNMS segment.

•	Pretax Margin: Was 29.1% of total revenues net of interest expense in Q1’15 compared with 27.0% in Q1’14.

•
Effective Tax Rate:  Was 34.2% in Q1’15 compared with 35.1% in Q1’14.  The tax rates in both periods reflect the level of pretax income in relation to permanent tax benefits and geographic mix of business.  In addition, the tax rates in both periods reflect the resolution of certain prior years’ items.

21	See Note 4, page 1.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015 OVERVIEW

CAPITAL

•	Capital Distribution to Shareholders: During Q1’15, approximately 65% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

The Company repurchased 9.1MM common shares at an average price of $81.62 in Q1’15 versus 10.5MM common shares at an average price of $88.97 in Q1’14.

On March 11, 2015, the Company announced that the Board of Governors of the Federal Reserve System did not object to its capital plan submitted on January 5, 2015 as a part of the 2015 Comprehensive Capital Analysis and Review (CCAR).  The plan included increasing the Company’s quarterly dividend from $0.26 per share to $0.29 per share beginning with the second quarter dividend declaration, subject to approval by the Company’s Board of Directors, and repurchasing up to $6.6B of shares during the period beginning in the second quarter of 2015 through and including the second quarter of 2016.  The timing and amount of common shares purchased under the Company’s authorized capital plan will depend on various factors, including the Company’s business plans, financial performance and market conditions.

Shares Outstanding:

	Millions of Shares
	Q1’15	Q4’14	Q1’14
Beginning of period	1,023	1,035	1,064
Repurchase of common shares	(9)	(13)	(10)
Employee benefit plans, compensation and other	2	1	5
End of period	1,016	1,023	1,059

Capital Ratios:  As of March 31, 2015, the Company’s key consolidated capital ratios,22 as calculated under the new U.S. regulatory capital standards, known as Basel III, inclusive of transition provisions, were as follows:

($ in billions)	March 31, 2015

Risk-Based Capital

Common Equity Tier 1/Risk Weighted Assets (“RWA”)	13.8%
Tier 1	14.9%
Total	16.8%

Common Equity Tier 1	$17.6
Tier 1 Capital	$19.1
Tier 2 Capital	$2.4
Total Capital	$21.5

RWA	$128.0

Tangible Common Equity (“TCE”)23/RWA	12.8%
Tier 1 Leverage	12.3%
Supplementary Leverage Ratio (“SLR”)24	10.4%
TCE	$16.4
Average Total Assets to calculate the Tier 1 Leverage Ratio25	$155.4
Total Leverage Exposure to calculate SLR	$184.0

22	These ratios represent preliminary estimates as of the date of this Earnings Supplement and may be revised in the Company’s March 31, 2015 Form 10-Q.

23
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $3.8B and preferred shares of $1.6B from total shareholders’ equity of $21.8B. The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

24
Beginning with the first quarter of 2015, the Company is required to calculate a Supplementary Leverage Ratio, which is defined as Tier 1 capital divided by Total Leverage Exposure.  The Total Leverage Exposure reflects average total consolidated assets with adjustments for Tier 1 capital deductions and includes off-balance sheet derivatives exposures, repo-style transactions and credit equivalents of undrawn commitments that are both conditionally and unconditionally cancellable.

25	Presented for the purpose of calculating the Tier 1 Leverage Ratio.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015 OVERVIEW

Had the Basel III rules been fully phased in during Q1’15, the Company estimates that the reported Common Equity Tier 1 and Tier 1 capital ratios would be approximately 69 bps and 65 bps lower, respectively, than the reported transitional Basel III ratios. The estimated Supplementary Leverage Ratio had the Basel III rules been fully phased in during Q1’15 would have been 10.0%.26 The Basel III Common Tier 1 and Tier 1 capital ratios are calculated using the standardized approach. We also report capital adequacy standards on a parallel basis to regulators under Basel requirements for a Basel III Advanced Approaches institution. The parallel period will continue until we receive regulatory approval to exit parallel reporting and subsequently begin publicly reporting our capital ratios using both Basel III Standardized and Advanced Approaches.

FUNDING AND LIQUIDITY

•
Funding Activities: The Company was in compliance with the liquidity requirements to which it is subject, including the Liquidity Coverage Ratio (LCR), for Q1’15. During Q1’15, the Company primarily funded its business through deposit-taking and capital markets issuances.

-	Deposits: The Company held the following deposits:

($ in billions)	Mar. 31, 2015	Dec. 31, 2014	Change
U.S. Direct Deposits27	$27.8	$26.5	$1.3
U.S. 3rd Party CDs	7.4	7.8	(0.4)
U.S. 3rd Party Sweep Accounts	9.0	9.0	-
Other Deposits	0.2	0.2	-
Card Member Credit Balances	0.6	0.7	(0.1)
Total	$45.0	$44.2	$0.8

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 29.2 months and a weighted average rate at issuance of 1.62%.

-
Preferred Share Issuance: On March 2, 2015, the Company issued $850MM of non-cumulative perpetual preferred shares. The shares feature an initial fixed dividend coupon of 4.900% during the first five years and a subsequent floating dividend coupon of 3-month LIBOR plus 3.285%.

-
6.80% Subordinated Debentures due 2036: As of March 31, 2015, the Company’s “tangible common equity,” a non-GAAP measure, was $16.4B28 and “total adjusted assets” (which is the same amount as the total consolidated assets as reflected on the Company’s balance sheet) were $154.7B.

26
The Common Equity Tier 1 and Tier 1 capital ratios and the Supplementary Leverage Ratio under Fully Phased-in Basel III are non-GAAP measures. The Company believes the presentation of the capital ratios is helpful to investors by showing the impact of Basel III. The impact of the Basel III rule will change over time based upon changes in the size and composition of the Company’s balance sheet; and the impact for the first quarter of 2015 is not necessarily indicative of the impact in future periods. Refer to Annex 2 for a reconciliation.

27	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consisted of $27.6B from high-yield savings accounts and $0.2B from retail CDs as of March 31, 2015.

28
As defined in the Subordinated Debentures, the Company’s “tangible common equity” means total shareholders’ equity, excluding preferred stock, of the Company reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015 OVERVIEW

OTHER ITEMS OF NOTE

•	Corporate & Other: Net expense reported in Corporate & Other was $167MM in Q1’15 compared with $262MM in Q4’14 and $230MM in Q1’14.
-
The lower net expense compared to Q4’14 was primarily driven by restructuring charges in the prior quarter as well as a favorable impact from the reassessment of the functional currency of certain UK legal entities.  Partially offsetting these items are seasonally higher payroll taxes due to incentive compensation payouts in Q1’15.

-
The lower net expense compared to Q1’14 was primarily driven by a favorable impact from the reassessment of the functional currency of certain UK legal entities and lower tax expense in the corporate segment during the current quarter, partially offset by a gain from the sale of investment securities in ICBC in the prior year.

•
Business Travel Joint Venture Transaction: On June 30, 2014, the Company established a joint venture for its business travel operations. As a result of the transaction, business travel was deconsolidated, which impacts the Company’s year-over-year growth rates in Travel Commissions and Fees, where a majority of business travel revenue was recorded, and in Operating Expenses,29 where a majority of business travel expense was recorded. The impact to revenues, expenses and pretax income also affects year-over-year growth rates in the GCS segment. The following schedule contains business travel revenues, expenses and pretax income for 2013, as well as the first two quarters of 2014.

$MM	Q2’14	Q1’14	FY 2013	Q4’13	Q3’13
Total revenues, net of interest	402	339	1,548	405	396
Provision for losses	(4)	(2)	(5)	(2)	(2)
Total revenues, net of interest and provision	398	337	1,543	403	394

Total operating expenses	(335)	(335)	(1,412)	(361)	(335)
Other expenses	(2)	(1)	(4)	(1)	(1)
Pretax income	61	1	127	41	58

•
Reclassification of Partner Payments: In Q1’15, the Company changed the classification related to certain payments to co-brand partners reducing both marketing and promotion and discount revenue. The misclassification in prior periods has been conformed to the current period presentation.  The discount rate for prior periods has also been revised accordingly, resulting in a reduction of between zero and one basis point in any period from what was originally reported.

•	February 12th Investor Call: On February 12, 2015, the Company announced that its co-brand and merchant acceptance agreements with Costco in the U.S. are set to end on March 31, 2016.

•
DOJ Lawsuit: On February 19, 2015, the trial court ruled in favor of the Department of Justice in its lawsuit against the Company.  As required by the court, the Company filed potential remedies on March 23, 2015.  After the remedy is determined by the court, the Company intends to vigorously pursue an appeal of the decision and judgment.

29	Operating Expenses represent salaries and employee benefits, professional services, occupancy and equipment, communications and other, net.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015 OVERVIEW

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services, including:

•
Joining with AT&T, ExxonMobil, Macy's, Nationwide, Rite Aid, Direct Energy and Hulu to launch Plenti, the first U.S.-based coalition loyalty program with well-known brands where consumers can earn and use Plenti points for purchasing a wide range of products, regardless of the payment method consumers choose to use. The program will officially launch this spring and is expected to include more brands in additional categories.

•	Announcing a renewal of its exclusive cobrand Credit Card with International Airlines Group, which includes British Airways and Iberia.
•	Announcing a new exclusive multi-year agreement with Charles Schwab & Co., Inc. to create two new premium cobranded cards. The cards are expected to be available in early 2016.
•
Continuing to sign new merchants around the world to the American Express network.  In Europe, we signed the Post Office in the UK, which provides a wide range of products and services to the UK public through its nationwide network of 11,500 Post Office branches.  We signed Jumbo, the second largest supermarket chain in the Netherlands.  Eyemart Express, an eyewear retailer with 174 locations across the U.S., and WIND Mobile, Canada's fourth largest mobile operator with over 300 retail locations, now accept American Express.  We also signed Harris Farm Markets, a grocery store chain in Australia, and ITESO, a private university in Mexico with more than 10,000 students.

•	Announcing a new Global Network Services partnership with Bank Alfalah to exclusively issue American Express cards and acquire merchants in Pakistan.
•
Supporting GNS partners in launching a wide range of new products, including: the BBVA Compass NBA American Express® Card with BBVA Compass in the U.S.; the Cathay Pacific MUFG Card Platinum American Express® Card with Mitsubishi UFJ Nicos in Japan; The American Express® Platinum Credit Card in the United Arab Emirates and the American Express® Centurion Card in Titanium from American Express Middle East; the eEveryday Card from American Express® with the Bank of Cyprus; The Platinum Card Aerolineas Argentinas Airline Cobrand with Banco Macro in Argentina; and the Credomatic Millas Plus American Express® Card, available in Gold, Platinum and Black with Credomatic in Central America.

•
Announcing a LoyaltyEdge partnership with Barclaycard to power a rewards program, including catalog management and fulfillment for Barclaycard credit card holders. Barclaycard marks LoyaltyEdge’s fifth financial services partner.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015
ANNEX 1

Revenue Net of Interest Adjusted for Global Business Travel

(Millions)	Q1’15	Q1’14
GAAP Revenue Net of Interest	$7,950	$8,173
Global Business Travel (GBT) Revenue Net of Interest		(339)
Adjusted Revenue Net of Interest Excluding GBT	7,950	7,834
FX30- Adjusted Revenue Net of Interest Excluding GBT		7,570

YoY% Inc/(Dec) in GAAP Revenue Net of Interest	(3%)
YoY% Inc/(Dec) in Adjusted Revenue Net of Interest Excluding GBT	1%
YoY% Inc/(Dec) in FX30 - Adjusted Revenue Net of Interest Excluding GBT	5%

Note: This schedule adjusts for operating performance of Global Business Travel as reported in Q1’14.  It does not include other Global Business Travel-related items, including equity earnings/(loss) from the joint venture and impacts related to a transition services agreement that will phase out over time.

30	See Note 2, page 1.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015
ANNEX 2

The following table presents a comparison of the Company's common equity Tier 1 and Tier 1 risk-based capital under Transitional Basel III rules, and estimated common equity Tier 1 and Tier 1 risk-based capital under Fully Phased-in Basel III rules, for purposes of calculating the estimated common equity Tier 1 and Tier 1 capital ratios and the supplementary leverage ratio under Transitional and Fully Phased-in Basel III rules.

(Billions, except ratios)	Common Equity Tier 1	Tier 1
Risk-Based Capital under Transitional Basel III	17.6	19.1
Adjustments related to:
AOCI	(0.2)	(0.2)
Transition provisions for intangible assets	(0.5)	(0.5)
Deferred tax assets	(0.1)	(0.1)
Other	0.0	0.1
Estimated Risk-Based Capital under Fully Phased-In Basel III(a)	16.8	18.4

Risk-Weighted Assets under Transitional Basel III	128.0
Estimated Risk-Weighted Assets under Fully Phased-In Basel III(a)	128.7
Common Equity Tier 1 ratio under Transitional Basel III Rule	13.8%
Estimated Common Equity Tier 1 ratio under Fully Phased-In Basel III Rule(a)(b)	13.1%
Tier 1 Risk-based Capital Ratio under Basel III Transitional Rule	14.9%
Estimated Tier 1 Risk-based Capital Ratio under Fully Phased-In Basel III Rule(a)(c)	14.3%
Average Total Assets for Supplementary Leverage Capital Purposes	184.0
Supplementary Leverage Ratio under Basel III Transitional Rule	10.4%
Estimated Supplementary Leverage Ratio under Fully Phased-In Basel III Rule(a)(d)	10.0%

(a)
Estimated common equity Tier 1 capital, Tier 1 capital, risk-weighted assets and average total assets for supplementary leverage capital purposes under the fully phased-in Basel III Rule reflect the Company’s current interpretation of the fully phased-in Basel III rules using the standardized approach.  The estimated fully phased-in Basel III amounts could change in the future if the Company’s business changes.

(b)
The common equity Tier 1 capital ratio under the fully phased-in Basel III rule is calculated as common equity Tier 1 capital under fully phased-in Basel III rules divided by estimated risk-weighted assets under fully phased-in Basel III rules.

(c)
The Tier 1 risk-based capital ratio under the fully phased-in Basel III rule is calculated as Tier 1 risk-based capital under the fully phased-in Basel III rule divided by estimated risk-weighted assets under the fully-phased in Basel III rule.

(d)
The fully phased-in Basel III supplementary leverage ratio is calculated by dividing fully phased-in Basel III Tier 1 capital by Total Leverage Exposure which represents average total consolidated assets with adjustments for Tier 1 capital deductions and off-balance sheet derivatives exposures, repo-style transactions and credit equivalents of undrawn commitments that are both conditionally and unconditionally cancellable.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015
ANNEX 3

Calculation of Net Interest Yield on Card Member Loans

(Millions, except percentages and where indicated)	Q1’15	Q1’14
Net interest income	$1,447	$1,337
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	249	263
Interest income not attributable to the Company's Card Member loan portfolio	(95)	(88)
Adjusted net interest income(a)	$1,601	$1,512
Average loans (billions)	$67.6	$64.5
Exclude certain non-traditional Card Member loans and other fees (billions)	(0.2)	(0.2)
Adjusted average loans (billions)(a)	$67.4	$64.3
Net interest income divided by average loans(b)	8.6%	8.4
Net interest yield on Card Member loans(c)	9.6%	9.5

(a)  Adjusted net interest income and adjusted average loans are non-GAAP measures.   The Company believes adjusted net interest income and adjusted average loans are useful to investors because they are components of net interest yield on Card Member loans.

(b)  This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(c)  Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis.  The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses – Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the Company’s expected business and financial performance and which include management’s outlook for 2015, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
the ability of the Company to achieve flat to modestly down year over year earnings per share for the full year 2015 as well as the Company’s earnings expectations for the second quarter of 2015, which will depend on the reasonableness of the underlying base assumptions such as recent discount rate, loan growth, credit and other trends continuing, the Company’s tax rate remaining in line with recent performance, the impact of proposed regulation in the European Union and the ability to realize benefits from the Company’s 2014 restructuring actions, the behavior of the Company’s Card Members and their actual spending patterns, the trajectory of volume decline and card acquisition related to the Costco U.S. relationship, currency and interest rate fluctuations, the timing and size of the investments the Company makes in growth initiatives, as well as the Company’s success in implementing its strategies and business initiatives including growing profitable spending through proprietary, cobrand and network products, increasing penetration among corporate clients, expanding the Company’s international footprint, growing reloadable prepaid, loyalty coalitions and marketing services, increasing merchant acceptance and controlling expenses;

•
the actual amount to be spent by the Company on investments in the business, including on marketing and promotion at levels relatively similar to the elevated amounts in 2014, rewards, Card Member services and operating expenses and in such areas as consumers, small businesses, corporate payments, merchant coverage, international growth, prepaid and online/mobile commerce, as well as the timing of any such investments, which will be based in part on management’s assessment of competitive opportunities, contractual obligations with business partners, management’s ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities and the Company’s performance, the ability to develop and implement technology and other resources to realize efficiencies and the ability to control operating, infrastructure and rewards expenses as business expands or changes, including the changing behavior of Card Members, credit trends and changes in macroeconomic conditions;

•
uncertainty related to the Company’s ability to drive growth from discretionary investments, including the ability to attract new customers and capture a higher share of our Card Members’ spend and borrowings, which will depend in part on the Company’s ability to develop and market value propositions that appeal to Card Members and new customers and on the Company’s ability to offer attractive services and rewards programs, as well as increasing competition, brand perceptions and reputation, the behavior of the Company’s Card Members and their actual spending patterns, and ineffective or insufficient levels of investments by the Company, including on marketing and promotion expenses, new product development, acquisition efforts, including through digital channels, and attractive services and rewards programs;

•
the ability to hold annual operating expense growth to less than 3 percent during 2015 (excluding any potential restructuring charges), which will depend in part on unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory-related costs and technology costs, the payment of monetary damages and penalties, disgorgement and restitution, the Company’s decision to increase or decrease discretionary operating expenses such as in technology development depending on overall business performance, the Company’s ability to achieve the expected benefits of the Company’s reengineering plans, the Company’s ability to balance expense control and investments in the business, the impact of changes in foreign currency exchange rates on costs and results, the impact of accounting changes and reclassifications, and the level of acquisition activity and related expenses;

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015

•
the Company’s ability to attract or retain new Card Members such as consumers, small business and middle market Card Members, as well as capture future spend and lend from relationships with Costco Card Members, which will be impacted in part by competition, brand perceptions and reputation, the Company’s ability to reduce Card Member attrition and ineffective or insufficient levels of investments by the Company, including on marketing and promotion expenses, new product development, acquisition efforts, including through digital channels, and attractive services and rewards programs;

•
the Company’s ability to execute against its lending strategy, which may be affected by increasing competition, brand perceptions and reputation, and the behavior of the Company’s Card Members and their actual spending patterns, which in turn may be driven by the Company’s ability to issue new and enhanced card products, offer attractive services and rewards programs, attract new Card Members, reduce Card Member attrition and capture a greater share of existing Card Members’ spending and borrowing;

•
the ability of the Company to grow in international markets, which could be impacted by business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses; the Company’s ability to partner with additional GNS issuers and the success of GNS partners in acquiring Card Members and/or merchants; political or economic instability, which could affect lending and other commercial activities, among other businesses; the Company’s ability to tailor products and services to make them attractive to local customers; and competitors with more scale and experience and more established relationships with relevant customers, regulators and industry participants;

•
the Company’s lending write-off rates for 2015 increasing quicker and reserves building higher than expected and the concomitant impact on the Company’s provision expense being higher than expected, which will depend in part on changes in the level of the Company’s loan balances, delinquency rates of Card Members, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•
uncertainties associated with the impact of any potential sale of the Costco Card Member loan portfolio, including the result of negotiations with Costco and its new cobrand issuer, the ability and willingness of the new issuer to purchase the portfolio and the timing and magnitude of the recognition of any gain by American Express as a result of a sale, which will be impacted by the credit quality and performance of the portfolio;

•
the possibility that the Company will not fully execute on its plans for OptBlue, including increasing small merchant acquisition, which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers and the value proposition offered to small merchants and the priority given to the Company by OptBlue merchant acquirers;

•
the ability of the Company to add new benefits and introduce new products and services, which will depend in part on the Company’s ongoing investment in product innovation, the ability of the Company to update its systems and platforms to support new products, services and benefits, the degree of interest of Card Members in the value proposition offered by the Company and the Company’s ability to tailor new products and services to make them attractive to Card Members;

•
uncertainty relating to the outcome of the lawsuit filed against us by the U.S. Department of Justice and certain state attorneys general, including the success or failure of any appeal and the timing of any future decisions, which could result in the imposition of behavioral remedies against us or us voluntarily making certain changes to our business practices, the effects of which in either case could have a material adverse impact on our business;

•
changes affecting the Company’s ability or desire to execute its share repurchase program, including repurchasing up to $6.6 billion of common shares through the second quarter of 2016, such as actions by bank regulatory agencies, acquisitions, the Company’s quarterly and annual results of operations and capital needs;

•
the potential failure of the U.S. Congress to renew legislation regarding the active financing exception to Subpart F of the Internal Revenue Code, the Company’s geographic mix of income being weighted more to higher tax jurisdictions than expected and unfavorable tax audits and other unanticipated tax items, all of which could result in a higher effective tax rate for 2015 than expected and have an adverse impact on net income;

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2015

•
the ability of the Company to meet its on-average and over-time growth targets for revenues net of interest expense, earnings per share and return on average equity over the longer term, which will depend on factors such as the Company’s success in implementing its strategies and business initiatives, the effectiveness of marketing and loyalty programs, the willingness and ability of Card Members to sustain spending and on factors outside management’s control including regulatory and competitive pressures on pricing, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market;

•
the Company’s ability to meet our on-average and over-time objective to return 50 percent of capital generated to shareholders through dividends and share repurchases, which will depend on factors such as achieving the Company’s EPS and ROE targets, approval of the Company’s capital plans by its regulators, the amount the Company spends on acquisitions, results of operations and capital needs; and

•
factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, foreign currency rates, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other reports filed with the Securities and Exchange Commission.